Exhibit 10.1

SIXTH AMENDMENT
TO
CREDIT AGREEMENT
DATED AS OF MAY 5, 2015
AMONG
CARRIZO OIL & GAS, INC.,
AS BORROWER,
THE GUARANTORS PARTY HERETO,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC,
AS SOLE LEAD ARRANGER AND BOOKRUNNER

SIXTH AMENDMENT TO CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”) dated as of May 5, 2015, among CARRIZO OIL & GAS, INC., a Texas corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”); the Lenders listed on the signature pages hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the Borrower, the Administrative Agent, the Lenders and the other Agents party thereto are parties to that certain Credit Agreement dated as of January 27, 2011 (as amended by that certain First Amendment dated as of March 26, 2012, that certain Resignation, Consent and Appointment Agreement dated as of April 20, 2012, that certain Second Amendment dated as of September 4, 2012, that certain Third Amendment dated as of September 27, 2012, that certain Fourth Amendment dated as of October 9, 2013, that certain Fifth Amendment dated as of October 7, 2014 and as otherwise amended, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower.
WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Sixth Amendment, and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Sixth Amendment. Unless otherwise indicated, all section and article references in this Sixth Amendment refer to sections and articles of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.02: Section 1.02 is hereby amended by adding, amending or restating, as the case may be, the following defined terms as follows:
“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of March 26, 2012, that certain Resignation, Consent and Appointment Agreement dated as of April 20, 2012, that certain Second Amendment to Credit Agreement dated as of September 4, 2012, that certain Third Amendment to Credit Agreement dated as of September 27, 2012, that certain Fourth Amendment to Credit Agreement dated as of October 9, 2013, that certain Fifth Amendment to Credit Agreement dated as of October 7, 2014, and that certain Sixth Amendment dated as of May 5, 2015, as the same may from time to time be further amended, modified, supplemented or restated.
‘Commitment’ means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and Section 2.07A and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the aggregate amount of the Commitments of all Lenders. The amount representing each Lender’s Commitment shall at any time be the least of such Lender’s: (i) Maximum Credit Amount, (ii) Elected Commitment Amount and (iii) Applicable Percentage of the then effective Borrowing Base.
‘Defaulting Lender’ means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or, in the good faith determination of the Administrative Agent or the Borrower, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender or the exercise of control over such Lender or any Person controlling such Lender by a Governmental Authority or an instrumentality thereof.
‘Interest Period’ means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending from seven (7) to thirty (30) days thereafter as specified by the Borrower (provided that if pricing is not available for any period between seven (7) and thirty (30) days the pricing shall be the higher of the seven (7) or thirty (30) day period at such time) or on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
‘Lenders’ means, as of the Effective Date, each Persons listed on Annex I and after the Effective Date, any Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.
‘Loans’ means, either collectively or individually as the context requires, the Revolving Loans and the Swing Line Loans made by the Lenders to the Borrower pursuant to this Agreement. For the avoidance of doubt, each reference to “Loans” in Sections 2.01, 2.02, 2.03, 2.04 and 2.05 shall mean Revolving Loans.
‘Master Funding Account” means the Borrower’s deposit account number ending in 2470, styled “Carrizo Master” at Capital One, N.A.
“Non-Recourse Debt” means any Debt of any Unrestricted Subsidiary, in each case in respect of which: (a) the holder or holders thereof (i) shall, except as provided in the immediately succeeding clause (ii) have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, the Property of such Unrestricted Subsidiary and/or one or more of its Subsidiaries and the Equity Interests in such Unrestricted Subsidiary and (ii), except for Sections 9.05(g)(iv) and (q), shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Borrower or any of the Restricted Subsidiaries or to any Property of the

Borrower or any of the Restricted Subsidiaries, whether for principal, interest, fees, expenses or otherwise; and (b) the terms and conditions relating to the non-recourse nature of such Debt are in form and substance reasonably acceptable to the Administrative Agent.
‘Refunded Swing Line Loans’ has the meaning assigned such term in Section 2.10(b).
‘Revolving Credit Exposure’ means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swing Line Exposure (other than any Swing Line Loans made by such Lender in its capacity as the Swing Line Lender) at such time.
‘Revolving Loans’ means the revolving loans (which, for the avoidance of doubt, shall not include Swing Line Loans) made by the Lenders to the Borrower pursuant to this Agreement.
‘Swing Line Commitment’ means the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.10 in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.
‘Swing Line Exposure’ means, at any time, the sum of the aggregate amount of all outstanding Swing Line Loans at such time. The Swing Line Exposure of any Lender at any time shall equal the sum of (a) its Applicable Percentage of the total Swing Line Exposure at such time (other than any Swing Line Loans made by such Lender in its capacity as the Swing Line Lender) and (b) if such Lender is the Swing Line Lender, the principal amount of all Swing Line Loans made by such Lender outstanding at such time (to the extent that the other Lenders have not funded their participations in such Swing Line Loans).
‘Swing Line Lender’ means Capital One, N.A. in its capacity as a lender of Swing Line Loans.
‘Swing Line Loans’ has the meaning assigned such term in Section 2.09(a).
‘Swing Line Participation Amount’ has the meaning assigned such term in Section 2.10(c).”
2.2    Amendment to Section 2.02(c). Section 2.02(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(c)    Minimum Amounts; Limitations on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing of Revolving Loans is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing of Revolving Loans may be in a lesser aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of twelve (12) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.”
2.3    Amendment to Section 2.03(a). Section 2.03(a) is hereby amended by replacing the phrase “12:00 noon” with the phrase “3:00 p.m.”.
2.4    Amendments to Article II. Article II is hereby amended by adding the following Sections 2.09 and 2.10:
“Section 2.09    Swing Line Commitment.
(a)    Subject to the terms and conditions hereof, from time to time during the Availability Period, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Commitments by making swing line loans (“Swing Line Loans”) to the Borrower; provided that (i) the sum of (A) the Swing Line Exposure of such Swing Line Lender, (B) the aggregate principal amount of outstanding Revolving Loans made by such Swing Line Lender and (C) the LC Exposure of such Swing Line Lender shall not exceed its Commitment then in effect, (ii) the sum of the outstanding Swing Line Loans shall not exceed the Swing Line Commitment and (iii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the total Revolving Credit Exposure would exceed the total Commitments. During the Availability Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans.
(b)    The Borrower shall repay to the Swing Line Lender the then unpaid principal amount of all Swing Line Loans such that there shall not be an unpaid principal balance thereon for longer than any consecutive period of seven (7) Business Days and in any event shall repay to the Swing Line Lender the then unpaid principal balance of all Swing Line Loans on the Termination Date.
Section 2.10    Procedure for Swing Line Loans, Refunding of Swing Line Loans.
(a)    At the close of each Business Day during the Availability Period, the Swing Line Lender agrees that it will settle all the dollar inflow and outflow activity in the Master Funding Account and, subject to Section 2.09, will make a Swing Line Loan to the Borrower equal to the amount necessary to pay all outstanding items to the extent the Master Funding Account does not have excess balances, provided, however, the Swing Line Lender shall not make any such Swing Line Loans if so directed by the Borrower in writing to the Swing Line Lender. Not later than 9:00 a.m. Houston time each Business Day, the Swing Line Lender shall notify the Administrative Agent and the Borrower of the total outstanding principal amount of all Swing Line Loans and all repayments thereof as of the close of business on the prior Business Day. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Borrower by wire transfer to the Master Funding Account by the close of business each Business Day. The Swing Line Lender shall not make any Swing Line Loan after receiving a written notice from the Borrower or the Administrative Agent stating that a Default or an Event of Default exists and is continuing until such time as the Swing Line Lender shall have received written notice from the Administrative Agent of (i) rescission of all such notices from the Borrower or the Administrative Agent (which notice of rescission the Administrative Agent shall give to the Swing Line Lender promptly upon the discontinuance of such Default or Event of Default) or (ii) the waiver of such Default or Event of Default in accordance with this Agreement. Notwithstanding anything herein to the contrary, the Swing Line Lender shall not have any obligation to make any Swing Line Loan if any Lender is at such time a Defaulting Lender hereunder, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it with the Borrower or such Defaulting Lender to eliminate the Swing Line Lender’s Swing Line Exposure with respect to any such Defaulting Lender or such Defaulting Lender’s obligations to fund a Swing Line Loan.
(b)    So long as (i) the Borrower has not repaid the outstanding principal amount of any Swing Line Loan or Swing Line Loans as provided in Section 2.09(b) and (ii) the Swing Line Lender has provided one Business Day’s notice to the Administrative Agent by 12:00 noon, Houston time, the Swing Line Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf in respect of any such request), cause the Administrative Agent to request that each Lender make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Applicable Percentage of such Swing Line Loan or Swing Line Loans (the “Refunded Swing Line Loan”) outstanding on the date of such request, to repay the Swing Line Lender. Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent by wire transfer of immediately available funds not later than 10:00 a.m., Houston time, one Business Day after the date of such notice to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

(c)    If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.10(b), one of the events described in Sections 10.01(h), (i) or (j) shall have occurred and be continuing with respect to the Borrower or any other Credit Party or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.10(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.10(b), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Lender’s Applicable Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans of the Swing Line Lender then outstanding that were to have been repaid with such Revolving Loans.
(d)    If at any time after the Swing Line Lender has received from any Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its ratable portion of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.
(e)    Provided the outstanding Swing Line Loans at such time are in compliance with Section 2.09, each Lender’s obligation to make the Loans referred to in Section 2.10(b) and to purchase participating interests pursuant to Section 2.10(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. For the avoidance of doubt, no Lender shall be required to make a Loan referred to in Section 2.10(b) in an amount in excess of the limits set forth in Section 2.09.
(f)    The Swing Line Lender shall notify the Administrative Agent and the Borrower within five (5) Business Days after the end of each fiscal quarter of the amount of interest accrued on the Swing Line Loans for such quarter (less the amount of any credit in respect of commitment fees paid to the Swing Line Lender in its capacity as a Lender pursuant to Section 3.05(a) on the portion of such Lender’s Commitment that was utilized by way of Swing Line Loans made by the Swing Line Lender). The Borrower shall make a payment to the Swing Line Lender of such amount on the Business Day after it receives written notice of such amount.”
2.5    Amendment to Section 3.04(a). Section 3.04(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    Optional Prepayments. Subject to any break funding costs payable pursuant to Section 5.02 and prior notice in accordance with Section 3.04(b), the Borrower shall have the right at any time and from time to time to (i) prepay ABR Loans in whole or in part, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof or, if less than $500,000, the remaining balance of the ABR Loans, and (ii) prepay any Eurodollar Borrowing in whole in or in part, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof or, if less than $1,000,000, the remaining balance of such Eurodollar Borrowing.
2.6    Amendment to 3.04(b)(i). Section 3.04(b)(i) is hereby amended by replacing the phrase “12:00 noon” with the phrase “3:00 p.m.”.
2.7    Amendment to Section 3.05(a). Section 3.05(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(a)    Commitment Fees. Subject to Section 4.03(c)(i), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of such Lender’s Commitment (provided that for the purposes of this Section 3.05(a), the aggregate principal amount of Swing Line Loans of such Lender then outstanding shall be deemed to be zero) during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”
2.8    Amendment to Sections 4.03(c)(iii)(A) and (B). Sections 4.03(c)(iii)(A) and (B) are hereby amended by deleting such Sections in their entirety and replacing them with the following:
“(iii)    If any Swing Line Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender, then:

(A)
all or any part of such Swing Line Exposure or LC Exposure (other than the portion of such Swing Line Exposure referred to in clause (b) of the definition of such term) shall be automatically reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swing Line Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) no Default or Event of Default has occurred and is continuing at such time;

(B)
if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall, within three (3) Business Days following the Borrower’s receipt of written notice by the Administrative Agent, (I) prepay such Swing Line Exposure and (II) cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding;”

2.9    Amendment to Sections 4.03(d) and (e). Sections 4.03(d) and (e) are hereby amended by deleting such Sections in their entirety and replacing them with the following:
“(d)    As long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loans and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the Defaulting Lender’s LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.03(c)(iii)(B), and participating interests in any such newly made Swing Line Loan or issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.03(c)(iii)(A) (and Defaulting Lenders shall not participate therein).
(e)    In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposures and LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date, if necessary as a result of a Loan funding pursuant to Section 2.08(e), such Lender shall purchase at par such of the Loans (other than Swing Line Loans) of the other Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.”

2.10    Amendment to Section 7.18. Section 7.18 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.18    Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or included in the most recently delivered Reserve Report Certificate delivered pursuant to Section 8.11(c) or as disclosed in writing to the Administrative Agent, on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries at some future time without then or thereafter receiving full payment therefor exceeding a volume equal to two Bcf of gas (on an Mcf equivalent basis) in the aggregate.”
2.11    Amendment to Section 7.23. Section 7.23 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.23    Sanctions Laws and Regulations; Anti-Corruption Laws. None of the Borrower, any Subsidiary of the Borrower or any directors or officers of the Borrower or any such Subsidiary or any brokers or other agents acting at the direction of the foregoing in connection with this Agreement or any other Loan Document, is a Designated Person. Each of Borrower and its Subsidiaries and their respective directors, officers and, to the knowledge of Borrower, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (a) all Sanctions Laws and Regulations, (b) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (c) the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders. No part of the proceeds of the Loans or Letters of Credit will be used, directly or indirectly, by the Borrower or any Subsidiary (i) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.
2.12    Amendment to Section 8.16(b). Section 8.16(b) is hereby amended by deleting the phrase “Section 9.05(g)(iii)” and replacing it with the phrase “9.05(g)(iv)”.
2.13    Amendment to Section 9.01(b). Section 9.01(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b)    Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets of the Borrower and the Restricted Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash derivative assets under ASC 815 (other than those Hedge Agreements set forth on Schedule 9.01(b))

and any non-cash deferred income tax assets arising from the application of ASC 815 to (ii) consolidated current liabilities of the Borrower and the Restricted Subsidiaries (excluding (A) non-cash derivative liabilities under ASC 815 and any deferred non-cash income tax liabilities arising from the application of ASC 815, (B) current maturities and outstanding Swing Line Loans under this Agreement and (C) the non-cash effects, if any, of any stock option re-pricing accrual) , in each case determined in accordance with GAAP, to be less than 1.00 to 1.00. For purposes of determining the Borrower’s compliance with this Section 9.01(b), the Borrower’s options to acquire mineral interests and leases under agency agreements (x) with independent third parties that are not Affiliates or subsidiaries of any Credit Party or (y) with Affiliates of any Credit Party in connection with joint ventures or other transactions approved by an independent committee of the Borrower’s board of directors will be excluded from the calculation of consolidated current liabilities. Any reference in the foregoing to ASC 815 shall include any replacement thereof.”
2.14    Amendment to Section 9.16(b). Section 9.16(b) is hereby amended by deleting the phrase “Section 9.05(o)” and replacing it with the phrase “Sections 9.05(g)(iv), (n) and (q)”.
2.15    Amendment to Section 9.16(c). Section 9.16(c) is hereby amended by deleting the phrase “Section 9.05(g)(iii) and/or Section 9.05(o)” and replacing it with the phrase “Sections 9.05(g)(iv), (n) and (q), as applicable”.
2.16    Amendment to Section 12.02(b). Section 12.02(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b)    Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (1) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (2) increase the Borrowing Base without the written consent of each Lender, decrease or affirm at the existing amount the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 or 3.04(c) in any manner adverse to the Lenders without the consent of each Lender; provided that a Scheduled Redetermination may be postponed by the Required Lenders, (3) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (4) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender affected thereby, (5) change Section 4.01(b), 4.01(c) or 10.02(c) in any manner that would alter the pro rata sharing of payments required thereby in a manner adverse to any Lender without the written consent of such Lender, (6) waive or amend Section 6.01 without the written consent of each Lender, (7) modify clause (b) of the definition of Obligations, Section 10.02(c), Sections 12.02(b)(7), Section 12.02(b)(9) or Section 12.13 without the consent of each Lender adversely affected thereby and the consent of each Person that is adversely affected thereby and a party to a Hedge Agreement secured by the Security Instruments which is not a Lender (or an Affiliate of a Lender) at the time of such agreement, (8) change any of the provisions of this Section 12.02(b) or the definitions of “Required Lenders” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender, (9) amend or otherwise modify any Security Instrument in a manner that results in the Obligations owed to any Person under any Hedge Agreement secured by such Security Instrument no longer being secured thereby, without the written consent of such Person, (10) release any Guarantor (except as set forth in the Guaranty Agreement) or release all or a substantial portion of the Mortgaged Properties (other than as provided in Section 11.10) without the written consent of all Lenders or (11) amend, modify or waive any provision of Section 2.09 or Section 2.10 without the written consent of the Swing Line Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, the Swing Line Lender or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, the Swing Line Lender or the Issuing Bank, as the case may be. Notwithstanding the foregoing, so long as each designation of an Unrestricted Subsidiary set forth therein complies with this Agreement, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.”
2.17    Amendment to Section 12.03(b). Section 12.03(b) is hereby amended by inserting the phrase “A FINAL AND NON-APPEALABLE JUDGMENT” before the phrase “BY A COURT OF COMPETENT JURISDICTION” therein.
2.18    Amendment to Section 12.03(d). Section 12.03(d) is hereby amended by adding the following phrase to the end thereof:
“;provided, that this clause (d) shall not limit the Borrower’s indemnification obligations set forth above to the extent that such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.”
2.19    Amendment to Section 12.04(b)(i). Section 12.04(b)(i) is hereby amended by deleting the portion of such Section prior to (A) therein in its entirety and replacing it with the following:

“(b)    (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees (other than a natural person or the Borrower, its Subsidiaries or any of its Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:”
2.20    Amendment to Section 12.04(b)(i)(A). Section 12.04(b)(i)(A) is hereby amended by deleting the word “and” at the end thereof and adding the following phrase to the end thereof:
“provided further that Borrower shall be deemed to have consented to any such assignment of Revolving Loans or Revolving Commitments unless it shall object thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof; and”
2.21    Amendment to Schedules. The Schedules are hereby amended by adding Schedule 9.01(b) attached hereto.
Section 3.    Borrowing Base and Aggregate Elected Commitment Amount. From and after the Sixth Amendment Effective Date, the Borrowing Base shall be, and hereby is, equal to the amount of $685,000,000 and the Aggregate Elected Commitment Amount is $685,000,000, which Borrowing Base and Aggregate Elected Commitment Amount shall remain in effect until with respect to the Borrowing Base, the next Scheduled Redetermination or the Borrowing Base is otherwise redetermined or adjusted in accordance with the Credit Agreement and with respect to the Aggregate Elected Commitment Amount any adjustment pursuant to Section 2.07A. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.12(c) or Section 9.11. Each of the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute a Scheduled Redetermination. This Section 3 constitutes notice of the redetermined Borrowing Base in accordance with Section 2.07(d) of the Credit Agreement.
Section 4.    Assignments and Reallocations. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and Elected Commitments and to, among other things, add Bank of America, N.A., BMO Harris Bank N.A., Citibank, N.A., Goldman Sachs Bank USA, PNC Bank, National Association, and The Bank of Nova Scotia as “Lenders” under the Credit Agreement (each a “New Lender” and collectively, the “New Lenders”). The Administrative Agent and the Borrower hereby consent to such reallocation and the Lenders’ assignments of their Maximum Credit Amounts and Elected Commitments, including assignments to the New Lenders. On the Effective Date and after giving effect to such reallocations, the Maximum Credit Amount Tranche and Elected Commitment of each Lender shall be as set forth on Annex I of this Amendment which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, each Lender shall be deemed to have acquired the Maximum Credit Amount and Elected Commitment allocated to it from each of the other Lenders and pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit G to the Credit Agreement as if each such Lender had executed an

Assignment and Assumption Agreement with respect to such allocation. In connection with the assignments in this Amendment and for purposes of such assignments only, the Lenders, the New Lenders, the Administrative Agent and the Borrower waive the processing and recordation fee under Section 12.04(b)(ii)(C).
Section 5.    Conditions Precedent. This Sixth Amendment shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02) (such date, the “Sixth Amendment Effective Date”):
5.1    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Sixth Amendment Effective Date and all other fees the Borrower has agreed to pay in connection with this Sixth Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
5.2    The Administrative Agent shall have received from all of the Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such Person.
5.3    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Sixth Amendment.
5.4    The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably require in connection with the transactions contemplated hereby.
The Administrative Agent is hereby authorized and directed to declare this Sixth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby (a) acknowledges the terms of this Sixth Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Obligations in accordance with the terms thereof, after giving effect to this Sixth Amendment; and (c) represents and warrants to the Lenders that on and as of the date hereof, and immediately after giving effect to the terms of this Sixth Amendment:

(i)    all of the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and
(ii)    no Default or Event of Default has occurred and is continuing.
6.3    Loan Document. This Sixth Amendment is a Loan Document.
6.4    Counterparts. This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Sixth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
6.5    NO ORAL AGREEMENT. THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
6.6    GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.7    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.8    Severability. Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.9    Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

BORROWER:    CARRIZO OIL & GAS, INC.

By: /s/ David L. Pitts
David L. Pitts
Vice President and Chief Financial Officer

GUARANTORS:
BANDELIER PIPELINE HOLDING, LLC,
CARRIZO (EAGLE FORD) LLC,
CARRIZO (MARCELLUS) LLC,
CARRIZO (MARCELLUS) WV LLC,
CARRIZO MARCELLUS HOLDING INC.,
CARRIZO (NIOBRARA) LLC,
CARRIZO (UTICA) LLC,
CLLR, INC.,
HONDO PIPELINE, INC.,
And
MESCALERO PIPELINE, LLC,

By: /s/ David L. Pitts
David L. Pitts
Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

LENDERS:    WELLS FARGO BANK, NATIONAL
    ASSOCIATION, as Administrative Agent
    and a Lender

By: /s/ Collin Mayer
Name: Collin Mayer
Title: Assistant Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

ROYAL BANK OF CANADA, as a Lender

By: /s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr.
Title: Authorized Signatory

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By: /s/ Sharada Manne
Name: Sharada Manne
Title: Managing Director

By: /s/ Ting Lee
Name: Ting Lee
Title: Director

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

COMPASS BANK, as a Lender

By: /s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

CAPITAL ONE, N.A., as a Lender

By: /s/ Robert James
Name: Robert James
Title: Director

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

CITIBANK, N.A., as a Lender

By: /s/ Jeff Ard
Name: Jeff Ard
Title: Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

SOCIETE GENERALE, as a Lender

By: /s/ Elena Robciuc
Name: Elena Robciuc
Title: Managing Director

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

REGIONS BANK, as a Lender

By: /s/ Kelly L. Elmore III
Name: Kelly L. Elmore III
Title: Senior Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By: /s/ Remy Riester
Name: Remy Riester
Title: Authorized Signatory

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

MUFG UNION BANK, N.A. f/k/a UNION BANK, N.A., as a Lender

By: /s/ Stacy Goldstein
Name: Stacy Goldstein
Title: Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

ASSOCIATED BANK, N.A., as a Lender

By: /s/ Elizabeth Sarazen
Name: Elizabeth Sarazen
Title: Portfolio Manager

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

IBERIABANK, as a Lender

By: /s/ W. Bryan Chapman
Name: W. Bryan Chapman
Title: Executive Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

BANK OF AMERICA, N.A., as a Lender

By: /s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan Luchansky
Name: Jonathan Luchansky
Title: Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

BMO HARRIS BANK, N.A., as a Lender

By: /s/ Jim Ducote
Name: Jim Ducote
Title: Managing Director

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

COMERICA BANK, as a Lender

By: /s/ William Robinson
Name: William Robinson
Title: Senior Vice President

Signature Page to Sixth Amendment
Carrizo Oil & Gas, Inc.

Annex I

LIST OF APPLICABLE PERCENTAGES, MAXIMUM CREDIT AMOUNTS AND ELECTED COMMITMENT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment Amount
Wells Fargo Bank	8.8%	$88,000,000.00	$60,280,000.00
Royal Bank of Canada	7.6%	$76,000,000.00	$52,060,000.00
Credit Agricole	7.6%	$76,000,000.00	$52,060,000.00
Compass Bank	7.6%	$76,000,000.00	$52,060,000.00
Capital One Bank	7.6%	$76,000,000.00	$52,060,000.00
Citibank	5.6%	$56,000,000.00	$38,360,000.00
Goldman Sachs Bank USA	5.6%	$56,000,000.00	$38,360,000.00
Societe Generale	5.6%	$56,000,000.00	$38,360,000.00
Regions	5.6%	$56,000,000.00	$38,360,000.00
Credit Suisse	5.6%	$56,000,000.00	$38,360,000.00
Union Bank	5.6%	$56,000,000.00	$38,360,000.00
Associated Bank	4.2%	$42,000,000.00	$28,770,000.00
Key Bank	4.2%	$42,000,000.00	$28,770,000.00
Iberia Bank	4.2%	$42,000,000.00	$28,770,000.00
Bank of America	2.9%	$29,200,000.00	$20,002,000.00
PNC	2.9%	$29,200,000.00	$20,002,000.00
Bank of Montreal	2.9%	$29,200,000.00	$20,002,000.00
Scotiabank	2.9%	$29,200,000.00	$20,002,000.00
Comerica Bank	2.9%	$29,200,000.00	$20,002,000.00
TOTAL	100.00%	$1,000,000,000.00	$685,000,000.00

Annex I

Schedule 9.01(b)
On February 11, 2015, the Borrower entered into Hedge Agreements to offset existing Hedge Agreements and lock in derivative asset values. The amounts below reflect the net current derivative asset, as of the quarter ended on the applicable date, associated with these original and offsetting Hedge Agreements.

For Quarter Ending	Current Derivative Assets Locked in with Offsetting Positions
March 31, 2015	$137,238,907
June 30, 2015	$106,537,452
September 30, 2015	$75,835,998
December 31, 2015	$44,782,022
March 31, 2016	$29,139,164
June 30, 2016	$19,872,921
September 30, 2016	$10,606,680
December 31, 2016	$2,695,140

Schedule 9.01(b)